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                                                                    EXHIBIT 1.01


                            EXCEL REALTY TRUST, INC.
                             UNDERWRITING AGREEMENT


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                                TABLE OF CONTENTS


UNDERWRITING AGREEMENT......................................................  1
       SECTION 1.  Representations and Warranties...........................  4
              (a)  Representations and Warranties by the Company............  4
                  (1)  Compliance with Registration Requirements............  5
                  (2)  Incorporated Documents...............................  5
                  (3)  Independent Accountants..............................  5
                  (4)  Financial Statements.................................  6
                  (5)  Pro Forma Financial Statements.......................  6
                  (6)  No Material Adverse Change in Business...............  6
                  (7)  Good Standing of the Company.........................  7
                  (8)  Good Standing of Subsidiaries........................  7
                  (9)  Agreements...........................................  7
                  (10)  Capitalization......................................  8
                  (11)  Authorization of this Underwriting Agreement
                        and Terms Agreement by the Company..................  8
                  (12)  Authorization of Underwritten Securities............  8
                  (13)  Authorization of Warrants...........................  9
                  (14)  Authorization of Underlying Securities
                        Issuable Upon Conversion............................  9
                  (15)  Authorization of Warrant and Deposit Agreements.....  9
                  (16)  Depositary Receipts.................................  9
                  (17)  Authorization of Senior Debt Securities
                        and/or Subordinated Debt Securities................. 10
                  (18)  Authorization of the Indenture...................... 10
                  (19)  Absence of Defaults and Conflicts................... 10
                  (20)  REIT Qualification.................................. 11
                  (21)  Absence of Proceedings.............................. 11
                  (22)  Accuracy of Exhibits................................ 11
                  (23)  Absence of Further Requirements..................... 12
                  (24)  Possession of Intellectual Property................. 12
                  (25)  Possession of Licenses and Permits.................. 12
                  (26)  Registration Rights Agreements...................... 12
                  (27)  Title to Property................................... 12
                  (28)  Internal Controls................................... 13
                  (29)  Title Insurance..................................... 13
                  (30)  Investment Company Act.............................. 14
                  (31)  Environmental Laws.................................. 14
              (b)  Officers' Certificates................................... 14

       SECTION 2.  Sale and Delivery to Underwriters; Closing............... 14
              (a)  Underwritten Securities.................................. 14


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
              (b)  Option Underwritten Securities........................... 15
              (c)  Payment.................................................. 15
              (d)  Denominations; Registration.............................. 16

       SECTION 3.  Covenants of the Company................................. 16

       SECTION 4.  Payment of Expenses...................................... 19
              (a)  Expenses................................................. 19
              (b)  Termination of Agreement................................. 20

       SECTION 5.  Conditions of Underwriters' Obligations.................. 20
              (a)  Effectiveness of Registration Statement.................. 20
              (b)  Opinion of Counsel for the Company....................... 21
              (c)  Opinion of Special Maryland Counsel for the Company...... 21
              (d)  Opinion of General Counsel of the Company................ 21
              (e)  Opinion of Counsel for Underwriters...................... 21
              (g)  Officers' Certificate.................................... 22
              (h)  Accountant's Comfort Letter.............................. 22
              (i)  Bring-down Comfort Letter................................ 23
              (j)  Comfort Letter for Acquisitions.......................... 23
              (k)  Ratings.................................................. 23
              (l)  Approval of Listing...................................... 23
              (m)  No Objection............................................. 23
              (n)  Lock-up Agreements....................................... 24
              (o)  Over-Allotment Option.................................... 24
              (p)  Additional Documents..................................... 25
              (q)  Termination of Terms Agreement........................... 25

       SECTION 6.  Indemnification.......................................... 26
              (a)  Indemnification of Underwriters.......................... 26
              (b)  Indemnification of Company, Directors and Officers....... 27
              (c)  Actions against Parties; Notification.................... 27
              (d)  Settlement without Consent if Failure to Reimburse....... 28

       SECTION 7.  Contribution............................................. 28

       SECTION 8.  Representations, Warranties and Agreements to
                   Survive Delivery......................................... 29

       SECTION 9.  Termination.............................................. 30
              (a)  Underwriting Agreement................................... 30
              (b)  Terms Agreement.......................................... 30
              (c)  Liabilities.............................................. 30


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
       SECTION 10.  Default by One or More of the Underwriters.............. 30

       SECTION 11.  Notices................................................. 31

       SECTION 12.  Parties................................................. 32

       SECTION 13.  GOVERNING LAW AND TIME.................................. 32

       SECTION 14.  Effect of Headings...................................... 32

       SECTION 15.  Counterparts............................................ 32


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                            EXCEL REALTY TRUST, INC.
                            (a Maryland corporation)


                                  Common Stock,
                  Preferred Stock, Depositary Shares, Warrants
                                       and
                                 Debt Securities




                             UNDERWRITING AGREEMENT

                                                                 October 9, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

        Excel Realty Trust, Inc., a Maryland corporation (the "Company") proposes to issue and sell up to $500,000,000 aggregate initial public offering price of its shares of common stock, par value $.01 per share (the "Common Stock"), or warrants to purchase a number of shares of Common Stock (the "Common Stock Warrants"), or both, or shares of preferred stock, par value $.01 per share (the "Preferred Stock"), or warrants to purchase a number of shares of Preferred Stock (the "Preferred Stock Warrants"), or both, or interests in Preferred Stock in the form of depositary shares (the "Depositary Shares") represented by depositary receipts (the "Depositary Receipts"), or warrants to purchase a number of Depositary Shares (the "Depositary Share Warrants"), or both, or senior or subordinated debt securities (the "Debt Securities"), or warrants to purchase an amount of Debt Securities (the "Debt Security Warrants"), or both, or any combination thereof, from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

        The Common Stock Warrants, Preferred Stock Warrants, Depositary Share Warrants and Debt Security Warrants (collectively, the "Warrants") will be issued pursuant to one or more Warrant Agreements (each a "Warrant Agreement") between the Company and a warrant agent specified therein (the "Warrant Agent").

        The Preferred Stock will be issued in one or more series and each series of Preferred Stock may vary, as applicable, as to the title, specific number of shares, rank, stated value, liquidation preference, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities (as defined below)) and any other variable terms as set forth in the applicable Articles Supplementary (each, an "Articles Supplementary") relating to such series of Preferred Stock.

        The Debt Securities will be issued in one or more series as senior indebtedness (the "Senior Debt Securities") under an indenture, dated as of May 8, 1995, as supplemented as of April 4, 1997 and July 3, 1997 (the "Senior Indenture"), between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Senior Trustee"), or as subordinated indebtedness (the "Subordinated Debt Securities") under an indenture, dated as of - (the "Subordinated Indenture", and collectively with the Senior Indenture, the "Indentures", and each, an "Indenture"), between the Company and -, as trustee (the "Subordinated Trustee", and collectively with the Senior Trustee, the "Trustees", and each, a "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities) and any other variable terms established by or pursuant to the applicable Indenture.

        As used herein, "Securities" shall mean the Common Stock, Common Stock Warrants, Preferred Stock, Preferred Stock Warrants, Depositary Shares, Depositary Share Warrants, Depositary Receipts, Senior Debt Securities, Subordinated Debt Securities, or Debt Security Warrants, or any combination thereof, initially issuable by the Company; "Warrant Securities" shall mean the Common Stock, Preferred Stock, Depositary Shares or Debt Securities issuable upon exercise of the Warrants; and "Underlying Securities" shall mean the Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities issuable upon conversion of the Preferred Stock, Senior Debt Securities or Subordinated Debt Securities, as applicable.

        Whenever the Company determines to make an offering of Securities through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or through an underwriting syndicate managed by Merrill Lynch, the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, if any, selected by Merrill Lynch (the "Underwriters", which term shall include Merrill Lynch, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the number or aggregate principal amount, as the


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case may be, of Securities to be initially issued (the "Initial Underwritten
Securities"), including the number of Warrants, if any, whether the Initial Underwritten Securities shall be in the form of Depositary Shares and the fractional amount of shares of Preferred Stock represented by each Depositary Share, the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than Merrill Lynch acting as co-manager in connection with such offering, the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities, as well as the material variable terms of any related Underlying Securities. In addition, if applicable, such Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the number or aggregate principal amount, as the case may be, of Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and Merrill Lynch, acting for itself and, if applicable, as representative of any other Underwriters. Each offering of Underwritten Securities through Merrill Lynch as sole Underwriter or through an underwriting syndicate managed by Merrill Lynch will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-24615) and amendment no. 1 thereto for the registration of the Securities and the Underlying Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"). Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to


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the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

        SECTION 1. Representations and Warranties.

        (a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:


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                (1)     Compliance with Registration Requirements. The
        Registration Statement and the Prospectus, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on Form 10-K with the Commission, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; the Registration Statement, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on From 10-K with the Commission, did not, and at each time thereafter on which any amendment to the Registration Statement becomes effective or the Company files an Annual Report on Form 10-K with the Commission and as of each Representation Date, and at the Closing Time (as defined herein), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectus (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time (as defined herein) or during the period specified in Section 3(f) hereof, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and there have been no disagreements with any accountants or "reportable events" (as defined in Item 304 of Regulation S-K promulgated by the Commission) required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304.


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                (4)     Financial Statements. The historical financial
        statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries, as at the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and pro forma) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein. The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles.

                (5) Pro Forma Financial Statements. The pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the pro forma financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations for the periods specified; and such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

                (6) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary


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        course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular monthly or quarterly dividends on the Company's Common Stock or dividends declared, paid or made in accordance with the terms of any series of the Company's preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (7) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Terms Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the Articles Supplementary relating to the Preferred Stock or Depositary Shares, if applicable, will be in full force and effect as of each Representation Date.

                (8) Good Standing of Subsidiaries. Each subsidiary (which term, as used in this Agreement, includes corporations, limited and general partnerships, joint ventures and other entities) of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock of or other ownership interests in each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its subsidiaries and described in the Prospectus.

                (9) Agreements. Each of the partnership and joint venture agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance


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        with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the execution, delivery and performance of any of such agreements by the Company or its subsidiaries, as applicable, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or by-laws (or other organizational documents) of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

                (10) Capitalization. The authorized, issued and outstanding capital stock of the Company is in all material respects as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans, or upon the exercise of options, warrants or convertible debt securities referred to in the Prospectus); and such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or other similar rights.

                (11) Authorization of this Underwriting Agreement and Terms Agreement by the Company. The Company has full corporate, power and authority to enter into this Agreement and the applicable Terms Agreement, and this Agreement has been, and as of each Representation Date, the applicable Terms Agreement, will have been, duly authorized, executed and delivered by the Company.

                (12) Authorization of Underwritten Securities. The Underwritten Securities being sold pursuant to this Agreement and the applicable Terms Agreement and, if applicable, the deposit of the shares of Preferred Stock in accordance with the provisions of a Deposit Agreement (each, a "Deposit Agreement"), among the Company, the financial institution specified therein (the "Depositary") and the holders of the Depositary Receipts issued thereunder, have, as of each Representation Date, been duly authorized by the Company and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Underwritten Securities will not be subject to preemptive or other similar rights; the shares of Preferred Stock, if applicable, conform to the provisions of the Articles Supplementary; and the Underwritten Securities and each applicable Indenture and any Underlying Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Prospectus.


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                (13)    Authorization of Warrants. If applicable, the Warrants
        have been duly authorized and, when issued and delivered pursuant to this Agreement and the applicable Terms Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued; and the issuance of the Warrant Securities upon exercise of the Warrants will not be subject to preemptive or other similar rights; and the Warrants conform in all material respects to all statements relating thereto contained in the Prospectus.

                (14) Authorization of Underlying Securities Issuable Upon Conversion. If applicable, the Underlying Securities issuable upon conversion of any of the shares of Preferred Stock or the Depositary Shares, or the exercise of the Warrant Securities, or the conversion of any Debt Securities, will have been duly and validly authorized and reserved for issuance upon such conversion or exercise of the Warrants, as the case may be, by all necessary corporate action and such Underlying Securities, when issued upon such conversion or exercise, will be duly authorized and validly issued and will be fully paid and non-assessable, and the issuance of such Underlying Securities upon such conversion or exercise will not be subject to preemptive or other similar rights; the Underlying Securities issuable upon conversion of any of the shares of Preferred Stock or the Depositary Shares, or the exercise of the Warrant Securities, or the conversion of any Debt Securities, conform in all material respects to all statements relating thereto contained in the Prospectus.

                (15) Authorization of Warrant and Deposit Agreements. The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, will have been duly authorized, executed and delivered by the Company prior to the issuance of the related Underwritten Securities, and each constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Warrant Agreement, if any, and the Deposit Agreement, if any, each conforms in all material respects to all statements relating thereto contained in the Prospectus.

                (16) Depositary Receipts. If applicable, upon execution and delivery of the Depositary Receipts pursuant to the terms of the Deposit Agreement, the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, except as enforcement of such rights may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                (17) Authorization of Senior Debt Securities and/or Subordinated Debt Securities. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

                (18) Authorization of the Indenture. If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities and/or Subordinated Debt Securities or if Preferred Stock is convertible into Debt Securities, each applicable Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

                (19) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or, in the case of subsidiaries which are not corporations, other organizational documents) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the applicable Terms Agreement, the applicable Warrant Agreement, if any, or the applicable Deposit Agreement, if any, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action, and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

                (20) REIT Qualification. The Company has operated and intends to continue to operate in such a manner as to qualify to be taxed as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable year in which sales of the Underwritten Securities are to occur.

                (21) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, the applicable Warrant Agreement, if any, or the applicable Deposit Agreement, if any, or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                (22) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                (23) Absence of Further Requirements. No authorization, approval, permit or consent of any court or governmental authority or agency is necessary in connection with the consummation by the Company of the transactions contemplated by this Agreement, the applicable Terms Agreement, any Warrant Agreement or any Deposit Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or real estate syndication laws.

                (24) Possession of Intellectual Property. The Company and its subsidiaries own or possess any trademarks, service marks, trade names or copyrights required in order to conduct their respective businesses as described in the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (25) Possession of Licenses and Permits. The Company and its subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (26) Registration Rights Agreements. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

                (27) Title to Property. Except as otherwise disclosed in the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise: (a) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus and, at the Closing Time, the Company and its subsidiaries will have good and marketable title in fee simple to all real property and improvements as described in the Prospectus; (b) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements owned by the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (c) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any lessee of any portion of the real property or improvements owned by the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases such real property or improvements, and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (d) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease, except that a tenant of the Galleria in Scottsdale, Arizona holds a right of first refusal to purchase such property; (e) all the real property and improvements owned by the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (f) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property or improvements owned by the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (28) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its employees or agents has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                (29) Title Insurance. The Company and its subsidiaries have title insurance on each of their respective properties, in each case in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (30) Investment Company Act. Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                (31) Environmental Laws. Except as otherwise disclosed in the Prospectus, the Company has no knowledge of: (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by the Company or any of its subsidiaries, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from any such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and in connection with the construction on or operation and use of the properties owned by the Company or its subsidiaries, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that could have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

        (b) Officers' Certificates. Any certificate signed by any officer of the Company in such capacity and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

        SECTION 2. Sale and Delivery to Underwriters; Closing.

        (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

        (b) Option Underwritten Securities. In addition, subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial Underwritten Securities but not payable on the Option Underwritten Securities. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by Merrill Lynch to the Company setting forth the number or aggregate principal amount, as the case may be, of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by Merrill Lynch and the Company. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number or aggregate principal amount, as the case may be, of Option Underwritten Securities then being purchased which the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number or aggregate principal amount, as the case may be, of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number or aggregate principal amount, as the case may be, of Option Underwritten Securities.

        (c) Payment. Payment of the purchase price for, and delivery of, the Initial Underwritten Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048 or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of Brown & Wood LLP or at such other place as shall be agreed upon by Merrill Lynch and the Company, on the relevant Date of Delivery as specified in the notice from Merrill Lynch to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d) Denominations; Registration. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3. Covenants of the Company. The Company covenants with Merrill Lynch and with each Underwriter participating in the offering of Underwritten Securities, as follows:

        (a) Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as Merrill Lynch and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will, by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement, transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as Merrill Lynch shall reasonably request. If the Company elects to rely on Rule 434 under the

1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement.

        (b) The Company will notify Merrill Lynch immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, (including any revised Prospectus which the Company proposes for use by the Underwriters in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised Prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations) and will furnish Merrill Lynch with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which Merrill Lynch or counsel for the Underwriters shall reasonably object.

        (d) The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

        (e) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

        (f) If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

        (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as Merrill Lynch may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction where it is not so qualified.

        (h) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

        (i) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code for the taxable year in which sales of the Underwritten Securities are to occur.

        (j) The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

        (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

        (l) The Company will not, during a period of 90 days from the date of the applicable Terms Agreement, with respect to the Underwritten Securities covered thereby, without Merrill Lynch's prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Securities of the same class or series or ranking on a parity with such Underwritten Securities (other than the Underwritten Securities which are to be sold pursuant to such Terms Agreement) or, if such Terms Agreement relates to Underwritten Securities that are convertible into Common Stock, any Common Stock or any security convertible into Common Stock (except for Common Stock issued pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or as partial or full payment for properties acquired or to be acquired by the Company), except as may be otherwise provided in the applicable Terms Agreement.

        (m) If the shares of Preferred Stock or Depositary Shares are convertible into shares of Common Stock or if Warrants are issued, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock or Preferred Stock, as the case may be, for the purpose of enabling the Company to satisfy any obligations to issue such shares upon conversion of the shares of Preferred Stock or the Depositary Shares, as the case may be, or upon exercise of the Warrants.

        (n) If applicable, the Company will use its best efforts to list the Initial Underwritten Securities or the Underlying Securities on the New York Stock Exchange or such other national exchange on which the Company's Initial Underwritten Securities are then listed.

        SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indentures and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities or any related Underlying Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and any related Underlying Securities, any certificates for the Underwritten Securities or such Underlying Securities, to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees and their respective counsel, (v) the qualification of the Underwritten Securities, the Warrant Securities and any related Underlying Securities under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the applicable Deposit Agreement, if any, and the applicable Warrant Agreement, if any, (viii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities and any related Underlying Securities, if applicable, (ix) the fees and expenses incurred with respect to the listing of the Warrant Securities, the Underwritten Securities and any related Underlying Securities, if applicable, and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities and any related Underlying Securities.

        (b) Termination of Agreement. If the applicable Terms Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or
Section 9(b)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1),

(2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

        (b) Opinion of Counsel for the Company. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto.

        (c) Opinion of Special Maryland Counsel for the Company. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto.

        (d) Opinion of General Counsel of the Company. At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of S. Eric Ottesen, Esq., general counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D hereto.

        (e) Opinion of Counsel for Underwriters. The favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters with respect to the matters requested by the Underwriters.

        (f)     In giving their opinions required by subsections (b), (d) and
(e), respectively, of this Section, Latham & Watkins, S. Eric Ottesen, Esq. and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement or any amendment thereto, (except for financial statements, supporting schedules and other financial data, as to which counsel need make no statement) at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission, subsequent to the effectiveness of the Registration Statement, then at the time such amendment becomes effective or at the time of the most recent filing of such Annual Report, as the case may be) or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, (except for financial statements, supporting schedules and other financial data, as to which such counsel need make no statement) at the

Representation Date or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions required by subsections (b), (c), (d) and (e), respectively, of this Section, Latham & Watkins, Ballard Spahr Andrews & Ingersoll, S. Eric Ottesen, Esq. and Brown & Wood LLP may rely, (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company, (2) with respect to certain other matters, upon certificates of appropriate government officials in such jurisdiction, and (3) Brown & Wood LLP may additionally rely, as to matters involving the laws of the State of Maryland, upon the opinion of Ballard Spahr Andrews & Ingersoll (or other counsel reasonably satisfactory to counsel for the Underwriters) in form and substance satisfactory to counsel for the Underwriters.

        (g) Officers' Certificate. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in the Prospectus; no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company and its subsidiaries considered as one enterprise, other than as set forth in the Prospectus or incorporated therein by reference; and Merrill Lynch shall have received a certificate of the President and Chief Executive Officer and of the Chief Financial Officer of the Company in such capacity, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officers' knowledge, are threatened by the Commission. As used in this Section 5(g), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities.

        (h) Accountant's Comfort Letter. At the time of the execution of the applicable Terms Agreement, Merrill Lynch shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to Merrill Lynch, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information as set forth in Exhibit E.

        (i) Bring-down Comfort Letter. At Closing Time, Merrill Lynch shall have received from Coopers & Lybrand L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

        (j) Comfort Letter for Acquisitions. At the time of the execution of the applicable Terms Agreement, Merrill Lynch shall have received a letter dated such date from such independent accountants that have prepared historical financial statements included in or incorporated by reference into the Registration Statement and Prospectus which financial statements relate to properties or assets acquired or to be acquired by the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect that (i) they are independent accountants with respect to the Company and such properties or assets within the meaning of the 1933 Act and the 1933 Act Regulations; and
(ii) it is their opinion that the historical financial statements for such properties or assets that have been audited by them and covered by their opinions included or incorporated by reference into the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

        (k) Ratings. At Closing Time and at any relevant Date of Delivery, unless the Underwritten Securities being sold pursuant to the applicable Terms Agreement relate solely to Common Stock, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to Merrill Lynch a letter, dated as of such date, from each such rating organization, or other evidence reasonably satisfactory to Merrill Lynch, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other securities.

        (l) Approval of Listing. At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

        (m) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (n) Lock-up Agreements. On the date of the applicable Terms Agreement, Merrill Lynch shall have received, in form and substance satisfactory to it, each lockup agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

        (o) Over-Allotment Option. In the event that the Underwriters are granted an over-allotment option by the Company in the applicable Terms Agreement and the Underwriters exercise their option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, Merrill Lynch shall have received:

                (1) A certificate, dated such Date of Delivery, of the President and Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company on behalf of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

                (2) The favorable opinion of Latham & Watkins, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b) and 5(f) hereof.

                (3) The favorable opinion of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same extent as the opinion required by Sections 5(c) and 5(f) hereof.

                (4) The favorable opinion of S. Eric Ottesen, Esq., general counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same extent as the opinion required by Sections 5(d) and 5(f) hereof.

                (5) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(e) and 5(f) hereof.

                (6) A letter from Coopers & Lybrand L.L.P., in form and substance satisfactory to Merrill Lynch and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to Merrill Lynch pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(o)(6) shall be a date not more than three days prior to such Date of Delivery.

                (7) Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other securities.

        (p) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and counsel for the Underwriters.

        (q) Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6. Indemnification.

        (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the indemnifying party; and

                (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, that with respect to any preliminary prospectus, such indemnity shall not inure to the benefit of any Underwriter (or the benefit of any person controlling such

Underwriter) if the person asserting any such losses, liabilities, claims, damages or expense purchased the Underwritten Securities which are the subject thereof from such Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to confirmation of the sale of such Underwritten Securities to such person in any case where such sending or giving is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus and the Prospectus was delivered to such Underwriter a reasonable amount of time prior to the date of delivery of such confirmation.

        (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

        The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

        SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

        SECTION 9. Termination.

        (a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by Merrill Lynch upon the giving of 30 days' prior written notice of such termination to the other party hereto.

        (b) Terms Agreement. Merrill Lynch may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

        (c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof, and provided further that, in the event of a termination pursuant to Section 9(b), Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

                (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

                (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Underwritten Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

        In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Underwritten Securities, as the case may be, either Merrill Lynch or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

        SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World Financial Center, North Tower, New York, New York 10281-1201, attention of John C. Brady, Director; and notices to the Company shall be directed to it at 16955 Via Del Campo, Suite 100, San Diego, California 92127, attention of Richard B. Muir, Executive Vice President and Secretary.

        SECTION 12. Parties. This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company, Merrill Lynch and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        SECTION 15. Counterparts. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                       Very truly yours,

                                       EXCEL REALTY TRUST, INC.


                                       By: /s/ Graham R. Bullick
                                           -------------------------------------
                                           Name:  Graham R. Bullick
                                           Title: Senior Vice President


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED


By: /s/ Daniel J. Campbell
    --------------------------------------
    Name:  Daniel J. Campbell
    Title: Authorized Signatory

                                                                       Exhibit A


                            EXCEL REALTY TRUST, INC.
                            (a Maryland Corporation)






                                 TERMS AGREEMENT


To:     Excel Realty Trust, Inc.
        16955 Via Del Campo, Suite 100
        San Diego, California  92127


Ladies and Gentlemen:

        We understand that Excel Realty Trust, Inc., a Maryland corporation (the
"Company"), proposes to issue and sell [        shares of its common stock, par
value $.01 per share (the "Common Stock")] [        shares of its preferred
stock, par value $.01 per share (the "Preferred Stock")] [in the form of
depositary shares (the "Depositary Shares") each representing        of a share
of Preferred Stock] [$ aggregate principal amount of its [senior] [subordinated]
debt securities (the "Debt Securities")] [        warrants (the "Common Stock
Warrants") to purchase common stock, par value $.1 per share] [ warrants (the "Preferred Stock Warrants") to purchase preferred stock, par value $.01 per
share] [ warrants (the "Debt Security Warrants") to purchase $        aggregate
principal amount of [senior] [subordinated] debt securities] ([such securities also being hereinafter referred to as] the "[Initial] Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we [the underwriters named below (the "Underwriters")] offer to purchase [, severally and not jointly,] the [[number] [principal] [amount] of] Underwritten Securities [opposite their names set forth below] at the purchase price set forth below [, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased].

                                       [Number]
                                       [Principal Amount]
Underwriter                            of [Initial] Underwritten Securities
-----------                            ------------------------------------





                                            ----------------
Total                                       [$]
                                            ================


           The Underwritten Securities shall have the following terms:


                                 [Common Stock]
                                 --------------

Title:
Number of shares:
Number of Option Underwritten Securities:
Initial public offering price per share:  $
Purchase price per share:  $
Listing requirements:
Black-out provisions:
Lock-up provisions:
Other terms and conditions:
Closing date and location:


                                [Preferred Stock]
                                -----------------

Title:
Rank:
Ratings:
Number of shares:
Number of Option Underwritten Securities:
Dividend rate (or formula) per share:  $
Dividend payment dates:
Stated value:  $
Liquidation preference per share:  $
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Lock-up provisions:
Initial public offering price per share: $___ plus accumulated dividends, if any, from _____

Purchase price per share: $___ plus accumulated dividends, if any, from _____ Other terms and conditions:
Closing date and location:


                               [Depositary Shares]
                               -------------------

Title:
Fractional amount of Preferred Stock represented by each Depositary Share:
Ratings:
Rank:
Number of shares:
Number of Option Underwritten Securities:
Dividend rate (or formula) per share:  $
Dividend payment dates:
Liquidation preference per share:  $
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:
Black-out provisions:
Lock-up provisions:
Initial public offering price per share: $___ plus accumulated dividends, if any, from _____
Purchase price per share: $___ plus accumulated dividends, if any, from _____ Other terms and conditions:
Closing date and location:


                                [Debt Securities]
                                -----------------

Title:
Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:
Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Conversion provisions:
Listing requirements:

Black-out provisions:
Fixed or Variable Price Offering: [Fixed] [Variable] Price Offering
        If Fixed Price Offering, initial public offering price per share:
                % of the principal amount, plus accrued interest [amortized original issue discount], if any, from________________.
Purchase price per share: ___% of principal amount, plus accrued interest [amortized original issue discount], if any, from _________________.
Form:
Other terms and conditions:
Closing date and location:


            [Common Stock] [Preferred Stock] [Debt Security] Warrants
            ---------------------------------------------------------

Title:
Type:
Number:
Warrant Agent:
Issuablejointly with [Common Stock] [Preferred Stock] [Debt Securities]: [Yes]
        [No] Number of [Common Stock] [Preferred Stock] [Debt Security] Warrants issued with each [share of Common Stock] [share of Preferred Stock]
        [$        principal amount of Debt Securities]:
Date(s from which or period(s) during which [Common Stock] [Preferred Stock] [Debt Security] Warrants are exercisable:
Date(s) on which [Common Stock] [Preferred Stock] [Debt Security] Warrants expire:
Exercise price(s):
Initial public offering price:
Purchase price:
Title of Underlying Securities:
[Number of shares] [Principal amount] purchasable upon exercise of one [Common
        Stock] [Preferred Stock] [Debt Security] Warrant:
Terms of Underlying Securities:
Other terms and conditions:
Closing date and location:

        All of the provisions contained in the document attached as Annex I hereto entitled "EXCEL REALTY TRUST, INC.-- Common Stock, Preferred Stock, Depositary Shares, Warrants and Debt Securities--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

        Please accept this offer no later than ____ o'clock P.M. (New York City time) on ______________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                             Very truly yours,

                             MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED

                             By:___________________________
                                Name:
                                Title: Authorized Signatory

                             [Acting on behalf of itself and the
                              other named Underwriters.]


Accepted:

EXCEL REALTY TRUST, INC.

By:_________________________
   Name:
   Title:

                                                                       EXHIBIT B


                          FORM OF OPINION OF COMPANY'S
                             COUNSEL TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)

                (i) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Warrant Agent in the case of the Warrant Agreement, and the Depositary, in the case of the Deposit Agreement) each constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms; and the Warrant Agreement, if any, and the Deposit Agreement, if any, each conforms in all material respects to all statements relating thereto contained in the Prospectus.

                (ii) If applicable, upon execution and delivery of the Depositary Receipts pursuant to the terms of the Deposit Agreement, the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, to the extent such rights are governed by the laws of the State of New York.

                (iii) Each of this Agreement and the applicable Terms Agreement has been duly executed and delivered by the Company.

                (iv) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                (v) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; if applicable, the Rule 434 Prospectus conforms to the requirements of Rule 434 under the 1933 Act Regulations; it being understood, however, that no opinion need be rendered with respect to the financial statements and notes thereto, schedules and other financial and related statistical data included or incorporated by reference in the Registration Statement or the Prospectus; and it being understood, further, that in passing upon the compliance as to form of the Registration Statement, the Prospectus and the Rule 434 Prospectus, if applicable, such counsel may assume that the statements made therein are correct and complete.

                (vi) Each document filed pursuant to the 1934 Act (other than the financial statements and notes thereto, schedules and other financial and related statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations. In passing upon compliance as to form of such documents, such counsel may assume that the statements made therein are correct and complete.

                (vii) No authorization, approval, permit or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement, the applicable Terms Agreement, the applicable Deposit Agreement, if any, or the applicable Warrant Agreement, if any, except such as may be required under the 1933 Act and state securities laws or real estate syndication laws.

                (viii) Neither the Company nor any of its subsidiaries is required to be registered under the 1940 Act.

                (ix) Each of the partnership agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, has been duly executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable against such party in accordance with its terms.

                (x) Each subsidiary (which term, as used in such opinion, shall be defined to include corporations, material limited and general partnerships relating to real property described in the Prospectus and other entities) of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Prospectus; except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock of or limited partnership interests in each such subsidiary which is a corporation or a limited partnership have been duly authorized and validly issued and are fully paid and non-assessable.

                (xi) Commencing not later than January 1, 1993, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code, provided that such counsel's opinion as to this matter may be conditioned upon certain representations as to factual matters made by the Company to such counsel as described therein.

                (xii) The statements set forth (a) in the Prospectus under the caption "Certain Federal Income Tax Considerations to the Company of its REIT Election" and "Description of Debt Securities" and (b) if applicable, in the Prospectus Supplement under the caption "Certain Federal Income Tax Considerations to Holders of Common Stock" and "Description of Notes", to the extent such statements constitute matters of law, summaries of legal matters, or legal conclusions, have been reviewed by them and are accurate in all material respects.

                (xiii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (B) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
        (D) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                (xiv) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the consideration therefor as specified in the applicable Terms Agreement, will constitute valid and legally binding obligations of the Company, entitling the holders thereof to the benefits provided by the Indenture, enforceable against the Company, in accordance with their terms, except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (B) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (C) requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (D) governmental authority to limit, delay or prohibit the making of payments outside the United States.

                (xv) The Indenture and the Notes, in the forms certified on the date hereof, conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

1                                                                      EXHIBIT C

                   FORM OF OPINION OF SPECIAL MARYLAND COUNSEL
                    FOR THE COMPANY PURSUANT TO SECTION 5(c)

        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

        (ii) The Company has corporate power to own, lease and operate its current properties, to conduct its current business substantially as described in the Prospectus and to enter into and perform its obligations under this Agreement and the applicable Terms Agreement.

        (iii) The authorized, issued and outstanding capital stock of the Company is in all material respects as set forth in the Prospectus (as of the date set forth therein) under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment plans, employee and director stock option plans, or upon the exercise of options, warrants or convertible debt securities referred to in the Prospectus) and such shares of stock have been duly authorized and validly issued and are fully paid and non-assessable.

        (iv) The Underwritten Securities being sold pursuant to this Agreement and the applicable Terms Agreement and, if applicable, the deposit of the shares of Preferred Stock in accordance with the provisions of a Deposit Agreement, have been duly and validly authorized by all necessary corporate action on the part of the Company and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement; and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Underwritten Securities will not be subject to preemptive or other similar rights arising under the Charter or Bylaws of the Company, or under the Maryland General Corporation Law ("MGCL"); and the shares of Preferred Stock, if applicable, conform to the provisions of the Articles Supplementary.

        (v) If applicable, the Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and the applicable Terms Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued, insofar as the Warrants are governed by the MGCL and assuming the validity and enforceability of such Warrant Agreement.

        (vi) If applicable, the shares of Common Stock issuable upon conversion of any of the shares of Preferred Stock or Depositary Shares, or the exercise of Warrant Securities, have been duly and validly authorized and reserved for issuance upon such conversion or exercise by all necessary corporate action on the part of the Company and such shares, when issued upon such conversion or exercise in accordance with the charter of the Company, the Deposit Agreement, the Terms Agreement, or the Warrant Agreement, as the case may be, will be duly authorized and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion or exercise will not be subject to preemptive or other similar rights arising under the Charter or Bylaws of the Company, or under the MGCL;

        (vii) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, have been duly authorized by the Company, and the person(s) executing such agreements on behalf of the Company have been duly authorized to do so.

        (viii) If applicable, upon execution and delivery of the Depositary Receipts pursuant to the terms of the Deposit Agreement, the persons in whose names such Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, to the extent such rights are governed by the laws of the State of Maryland and assuming the validity and enforceability of the Deposit Agreement.

        (ix) The execution and delivery on behalf of the Company of each of this Agreement, the applicable Terms Agreement has been duly authorized by the Company, and the person(s) executing each such agreement on behalf of the Company have been duly authorized to do so.

        (x) If applicable, the relative rights, preferences, interests and powers of the Preferred Shares or Depositary Shares, as the case may be, are as set forth in the Articles Supplementary relating thereto, and all such provisions are valid under the MGCL; and, as applicable, the form of certificate used to evidence the Preferred Shares being represented by the Depositary Shares and the form of certificate used to evidence the related Depositary Receipts are in due and proper form under the MGCL and comply with all applicable statutory requirements under the MGCL.

        (xi) The Underwritten Securities, the Warrant Securities, and the shares of Common Stock issuable upon conversion of the Preferred Shares or Depositary Shares, as applicable, conform in all material respects to the descriptions thereof contained in the Prospectus, insofar as such descriptions relate to the Charter or Bylaws of the Company or issues arising under the MGCL, and the form of certificate used to evidence the Underwritten Securities, if applicable, is in due and proper form and complies in all material respects with all applicable statutory requirements under the MGCL.

        (xii) The execution and delivery by the Company of each of the partnership agreements entered into by the Maryland corporation subsequent to the organization of the Company in the State of Maryland in May 1993 to which the Company or any of its subsidiaries organized under the laws of the State of Maryland is a party, and which relates to real property described in the Prospectus, has been duly authorized by such applicable party, and the person(s) executing each such agreement on behalf of such applicable party have been authorized to do so.

                                                                       Exhibit D


                        FORM OF OPINION OF THE COMPANY'S
                    GENERAL COUNSEL TO BE DELIVERED PURSUANT
                                 TO SECTION 5(d)


        (i) To the best of his knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the Company owns or leases real property, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

        (ii) To the best of his knowledge and information, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of the property or assets of the Company or its subsidiaries is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

        (iii) To the best of his knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of his knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed which would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

        (iv) To the best of his knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

        (v) To the best of his knowledge and information, the execution and delivery of this Agreement, the applicable Terms Agreement, the applicable Deposit Agreement, if any, or the applicable Warrant Agreement, if any, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court order or decree.

        (vi) To the best of his knowledge and information, except as otherwise stated in the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise: (a) all of the issued and outstanding capital stock of each corporate subsidiary of the Company are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and (b) all of the Company's ownership interests in each partnership subsidiary of the Company are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

        (vii) The execution, delivery and performance of any of the partnership agreements to which the Company or any of its subsidiaries is a party, and which relates to real property described in the Prospectus, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or by-laws of the Company or any of its subsidiaries, as applicable, or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

        (viii) The Company and/or its respective subsidiaries hold title to the properties and assets described in the Prospectus, subject only to the liens and encumbrances securing indebtedness reflected in the Prospectus and such other liens, encumbrances and matters of record which do not materially and adversely affect the value of such properties and assets considered in the aggregate.

        (ix) To the best of his knowledge and information, each subsidiary (which term, as used in such opinion, shall be defined to include corporations, material limited and general partnerships and other entities) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                                                                       Exhibit E


          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(h)


We are independent public accountants with respect to the Company and the Predecessor within the meaning of the 1933 Act and the 1933 Act Regulations and:

                (i) in our opinion, the audited consolidated financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the [three- month periods ended _________, 19__ and _________, 19__, the three- and six-month periods ended _________, 19__ and _________, 19__ and the three- and nine-month periods ended _________, 19__ and _________, 19__, included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials")] [, a reading of the unaudited interim consolidated financial statements of the Company for the _____-month periods ended _________, 19___ and _________, 19___, included or incorporated by reference in the Registration Statement and the Prospectus (the "_____- month financials")] [, a reading of the latest available unaudited interim consolidated financial statements of the Company], a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and committees thereof since [day after end of last audited period], inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the [description of relevant periods] and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                        (A) the 10-Q Financials included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

                        [(B)     the _____-month financials included or
                incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made to the _____-month financials included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;]

                        (C) at [_________, 19___ and at] a specified date not more than three days prior to the date of the applicable Terms Agreement, there was any change in the capital stock of the Company and its subsidiaries, any decrease in the net assets of the Company and its subsidiaries or any increase in the debt of the Company and its subsidiaries, in each case as compared with amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except in each case for any changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or

                        (D) for the period from [_________, 19__ to _________, 19__ and for the period from] _________, 19__ to a specified date not more than three days prior to the date of the applicable Terms Agreement, there was any decrease in consolidated revenue, operating income, funds from operation or net income or net income per share of the Company, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus discloses have occurred or may occur;

                [(iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Information included or incorporated by reference in the Registration Statement and the Prospectus [and a reading of the financial statements from which such data were derived], nothing came to our attention that caused us to believe that the Selected Financial Information included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the Selected Financial Information are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included or incorporated by reference in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles;]

                (iv) we have compared the information included or incorporated by reference in the Registration Statement and the Prospectus under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that such information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

                [(v)    based upon the procedures set forth in clause (ii)
        above, a reading of the latest available unaudited financial statements of the Company that have not been included or incorporated by reference in the Registration Statement and the Prospectus and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for ________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;]

                [(vi)   we are unable to and do not express any opinion on the
        [Pro Forma Combined Balance Sheet and Statement of Operations] (collectively, the "Pro Forma Statements") included or incorporated by reference in the Registration Statement and the Prospectus or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements; however, for purposes of this letter we have:

                        (A)     read the Pro Forma Statements;

                        (B) performed [an audit] [a review in accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

                        (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                        (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and

        on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;] and

                (vii) in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information included or incorporated by reference in the Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.